Exhibit 10.2

SOFTWARE PURCHASE AGREEMENT

This Software Purchase Agreement (“Agreement”) is made and entered into as of May 26, 2024 (“Effective Date”), by and between:

Seller:

MRKT Services LTD

128 City Road, London, United Kingdom, EC1V 2NX and

Buyer:

Seebeks Corp., a Wyoming corporation

Avda. Diagonal, 571 Planta 2, 08029 Barcelona, Spain

Collectively referred to as the “Parties.”

1.	Subject of the Agreement

The Seller agrees to sell, transfer, and assign to the Buyer, and the Buyer agrees to purchase from the Seller, full rights, title, and interest in and to the software product known as “Seebeks”, including:

•	a web-based application

•	a standalone desktop application,

(collectively, the “Software”), including all source code, object code, documentation, related databases, user interfaces, and associated intellectual property.

2.	Purchase Price and Payment Terms

The total purchase price for the Software shall be $41,000 USD (forty-one thousand U.S. dollars), payable by the Buyer in two stages:

•	First Payment: $24,000 (twenty-four thousand U.S. dollars) must be made within 7 to 10 days following the execution of this Agreement.

•	Second Payment: $17,000 (seventeen thousand U.S. dollars) must be made within 5 to 7 days after:

− all technical issues identified by the Buyer have been resolved to Buyer’s satisfaction; and

− the Software has been officially released and confirmed as operational.

3.	Delivery

The Seller agrees to deliver the full source code and all required documentation and assets of both the web-based and standalone versions of the Software to the Buyer upon execution of this Agreement and after receipt of the first payment.

1

4.	Warranties and Representations

The Seller warrants that:

•	it is the sole legal owner of the Software and has full authority to sell it;

•	the Software does not infringe any third-party intellectual property rights;

•	the Software will be free from critical technical issues at the time of final delivery and release.

The Buyer represents that it has the financial capability to make both payments under the agreed terms.

5.	Intellectual Property Rights

Upon receipt of the final payment, all intellectual property rights, including but not limited to copyrights, trademarks (if applicable), and any underlying technology or documentation, shall be irrevocably transferred to the Buyer.

6.	Confidentiality

Both Parties agree to keep the terms of this Agreement confidential and shall not disclose them to any third party without prior written consent, except as required by law or regulatory authorities.

7.	Governing Law

This Agreement shall be governed and construed in accordance with the laws of Wyoming, without regard to its conflict of law provisions.

8.	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior agreements or understandings, whether written or oral.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

For MRKT Services LTD (Seller):		For Seebeks Corp. (Buyer):

Signature:	/s/ Sergey Golubev	Signature:	/s/ Roman Chystiakov
Name:	Sergey Golubev	Name:	Roman Chystiakov
Title:	Director	Title:	Director
Date:	May 26, 2024	Date:	May 26, 2024

2